Exhibit 99.3

Additional Statements Required by Rule 17g-1(g)(2)

The attached chart includes the amount of the single insured bond which the Funds would have provided and maintained had it not been named as an insured under a joint insured bond as well as the allocation among the Funds, and their respective series, that was approved by the Board. The premium on the joint insured bond has been paid through September 1, 2009.

FIDELITY BOND PREMIUM AMOUNT AND ALLOCATION 2008-09

Fund #	Fund Name	Net Assets as of June, 30 2008	Amount of Minimum Bond Requirement	Amount of Bond Coverage
			(in dollars)	(in Dollars)
	Blue Chip Growth Fund	58,797,763
	Growth Opportunities Fund	37,939,449
	New Century Fund	69,860,165
	Growth and Income Fund	82,943,850
	SunAmerica Disciplined Growth Fund	63,332,213
	International Small Cap Fund	28,904,430
	Value Fund	154,359,540
	Balanced Assets Fund	123,550,080
	International Equity Fund	110,995,882

	Total SunAmerica Equity Series	$730,683,372	$900,000	$1,250,000

	SunAmerica Strategic Bond Fund	783,145,950
	SunAmerica GNMA Fund	388,698,229
	SunAmerica Tax Exempt Insured Fund	54,597,601
	SunAmerica U.S. Government Securities Fund	204,111,651
	SunAmerica High Yield Bond Fund	218,758,442

	Total SunAmerica Income Series	$1,649,311,873	$1,500,000	$1,700,000

	Money Market Fund	1,105,449,989
	Municipal Money Market Fund	139,025,278

	Total SunAmerica Money Market	$1,244,475,267	$1,250,000	$1,500,000

	SunAmerica Senior Floating Rate Fund, Inc.	305,347,271

	Total SunAmerica Senior Floating Rate	$305,347,271	$750,000	$900,000

	Focused Small-Cap Growth Portfolio	280,092,826
	Focused Equity Strategy Portfolio	432,769,388
	Focused Fixed Income Strategy Portfolio	22,348,244
	Focused Fixed Income and Equity Strategy Portfolio	54,006,203
	Focused Balanced Strategy Portfolio	354,371,467
	Focused Multi-Asset Strategy Portfolio	706,447,913
	Focused Dividend Strategy Portfolio	125,910,643
	Focused International Equity Portfolio	287,975,508
	Focused Growth Portfolio	442,693,161
	Focused Large-Cap Value Portfolio	158,492,848
	Focused Mid-Cap Value Portfolio	77,159,356
	Focused Growth and Income Portfolio	415,351,713
	Focused Mid-Cap Growth Portfolio	83,172,821
	Focused Small-Cap Value Portfolio	216,343,710
	Focused Large-Cap Growth Portfolio	670,316,948
	Focused StarALPHA Portfolio	131,937,666
	Focused Value Portfolio	547,016,626
	Focused Technology Portfolio	60,281,075

	Total SunAmerica Focused Series	$5,066,688,115	$2,500,000	$2,500,000

	Money Market Portfolio	13,609,129
	Growth Portfolio	666,612,518
	Government & Quality Bond Portfolio	1,269,941,274
	Strategic Multi-Asset Portfolio	34,183,198
	Multi-Asset Portfolio	37,830,240
	Capital Appreciation Portfolio	1,591,551,633
	Growth and Income Portfolio	13,063,651
	Natural Resources Portfolio	612,874,584
	Asset Allocation Portfolio	336,049,958

	Total Anchor Series Trust	$4,575,716,186	$2,500,000	$2,500,000

	Focus TechNet Portfolio	39,071,159
	Focus Value Portfolio	151,966,692
	Cash Management Portfolio	137,659,451
	Multi-Managed Growth Portfolio	139,943,542
	Strategic Fixed Income Portfolio	135,722,385
	Multi-Managed Moderate Growth Portfolio	262,415,769
	Multi-Managed Income/Equity Portfolio	201,771,284
	Multi-Managed Income Portfolio	144,683,686
	Asset Allocation: Diversified Growth Portfolio	343,355,360
	Large Cap Growth Portfolio	245,727,834
	Stock Portfolio	274,907,269
	Large Cap Composite Portfolio	41,549,102
	Large Cap Value Portfolio	383,956,277
	Mid Cap Growth Portfolio	155,380,784
	Mid Cap Value Portfolio	196,133,636
	Small Cap Portfolio	192,330,224
	International Equity Portfolio	421,545,879
	Diversified Fixed Income Portfolio	321,121,402
	Focus Growth Portfolio	117,123,209
	Focus Growth and Income Portfolio	66,581,256
	Allocation Balanced	130,642,167
	Allocation Moderate Strategy	252,099,540
	Allocation Moderate Growth Strategy	488,096,319
	Allocation Growth Strategy	191,544,773

	Total Seasons Series Trust	$5,035,328,999	$2,500,000	$2,500,000

FIDELITY BOND PREMIUM AMOUNT AND ALLOCATION 2008-09

Fund #	Fund Name	Net Assets as of June, 30 2008	Amount of Minimum Bond Requirement	Amount of Bond Coverage
			(in dollars)	(in Dollars)
	Equity Index Portfolio	27,957,561
	Small Company Value Portfolio	105,164,097
	Mid-Cap Growth Portfolio	214,222,639
	Capital Growth Portfolio	82,706,962
	Blue Chip Growth Portfolio	42,044,316
	Growth Opportunities Portfolio	74,530,321
	Technology Portfolio	44,096,572
	Marsico Focused Growth Portfolio	123,451,038
	Small & Mid Cap Value Portfolio	393,884,671
	Foreign Value Portfolio	508,819,262
	American Fund Growth Portfolio	126,682,627
	American Fund Global Growth Portfolio	91,509,207
	American Fund Growth and Income Portfolio	119,413,776
	American Fund Asset Allocation Portfolio	29,935,426
	Cash Management Portfolio	612,068,206
	Corporate Bond Portfolio	907,667,428
	Global Bond Portfolio	288,996,679
	High-Yield Bond Portfolio	279,093,982
	Growth-Income Portfolio	404,799,832
	Global Equities Portfolio	190,903,406
	Alliance Growth Portfolio	708,521,759
	MFS Massachusetts Investors Trust Portfolio	189,850,967
	Fundamental Growth Portfolio	224,279,318
	International Diversified Equities Portfolio	535,106,366
	Davis Venture Value Portfolio	2,015,273,098
	MFS Total Return Portfolio	1,035,515,251
	Total Return Bond Portfolio	97,652,475
	Telecom Utility Portfolio	64,627,285
	Balanced Portfolio	171,317,820
	Equity Opportunities Portfolio	164,079,345
	Aggressive Growth Portfolio	114,174,822
	International Growth and Income Portfolio	517,846,140
	Emerging Markets Portfolio	348,579,715
	Real Estate Portfolio	256,991,918
	“Dogs” of Wall Street Portfolio	62,838,473

	Total SunAmerica Series Trust	$11,174,602,760	$2,500,000	$2,500,000

	Money Market I Fund	577,770,782
	Government Securities Fund	171,937,945
	Capital Conservation Fund	125,559,840
	Stock Index Fund	3,937,058,776
	Global Social Awareness Fund	523,931,078
	Mid Cap Index Fund	2,470,770,805
	Asset Allocation Fund	147,720,737
	Small Cap Index Fund	910,302,089
	Growth & Income Fund	118,164,243
	Nasdaq-100 Index Fund	87,848,536
	Core Equity Fund	321,451,176
	Health Sciences Fund	190,527,901
	Blue Chip Growth Fund	401,470,640
	Value Fund	260,855,381
	Small Cap Fund	366,202,081
	International Government Bond Fund	179,238,351
	Treasury Inflation Protected Fund	165,520,502
	Large Capital Growth Fund	481,875,633
	Broad Cap Value Fund	23,469,525
	Foreign Value Fund	843,712,520
	Global Equity Fund	366,848,042
	Large Cap Core Fund	84,744,796
	Mid Cap Strategic Growth Fund	348,866,513
	Small Cap Aggressive Growth Fund	58,352,081
	Small-Mid Growth Fund	110,376,450
	Growth Fund	894,792,706
	International Equities Fund	1,016,226,641
	International Growth I Fund	680,133,070
	Science & Technology Fund	818,827,818
	Global Strategy Fund	468,681,175
	Small Cap Special Values Fund	227,360,971
	Core Value Fund	163,158,028
	Growth Fund	894,792,706
	Real Estate Fund	28,108,577
	Small-Mid Growth Fund	110,376,450

	Total AIG Retirement Company I Series	$18,577,034,567	$2,500,000	$2,500,000

	International Small Cap Equity Fund	677,847,015
	Small Cap Growth Fund	47,342,169
	Mid Cap Growth Fund	220,326,060
	Capital Appreciation Fund	89,343,793
	Large Cap Value Fund	305,437,145
	Socially Responsible Fund	893,089,306
	Mid Cap Value Fund	608,969,183
	Money Market II Fund	323,889,351
	Aggressive Growth Lifestyle Fund	92,911,947

FIDELITY BOND PREMIUM AMOUNT AND ALLOCATION 2008-09

Fund #	Fund Name	Net Assets as of June, 30 2008	Amount of Minimum Bond Requirement	Amount of Bond Coverage
			(in dollars)	(in Dollars)
	Moderate Growth Lifestyle Fund	142,441,635
	Conservative Growth Lifestyle Fund	57,757,705
	Core Bond Fund	205,945,852
	Strategic Bond Fund	354,531,532
	High Yield Bond Fund	218,486,542
	Small Cap Value Fund	279,283,853

	Total AIG Retirement Company II Series	$4,517,603,088	$2,500,000	$2,500,000

	Focused Alpha Growth Fund	$357,394,178.66

	Total Focused Alpha Growth Fund	$357,394,179	$750,000	$900,000

	Focused Alpha Large-Cap Fund	$175,684,919

	Total Focused Alpha Large Cap Fund	$175,684,919	$600,000	$750,000

	2015 High Watermark Fund	$225,602,085
	2020 High Watermark Fund	$74,195,336

	AIG Series Trust	$299,797,421	$750,000	$750,000

GRAND TOTAL		$53,709,668,016	$21,500,000	$22,750,000